EXCHANGE AGREEMENT

                                  Between

                              INDENET, INC.,
                          a Delaware corporation

                    STARCOM TELEVISION SERVICES, INC.,
                          a Delaware corporation

                                    and

                             THE STOCKHOLDERS
                                    OF
                    STARCOM TELEVISION SERVICES, INC.,







                             _________________















                         Dated:  January 17, 1996



                             TABLE OF CONTENTS




                                                                       Page

ARTICLE 1   EXCHANGE OF STOCK; CLOSING  . . . . . . . .. . . . . . . . . .1
    1.1     Exchange of Stock. . . . . . . . . . . . . . . . . . . . . . .1
    1.2     Consideration. . . . . . . . . . . . . . . . . . . . . . . . .1
    1.3     Repayment of Indebtedness. . . . . . . . . . . . . . . . . . .6
    1.4     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
    1.5     Delivery by the Stockholders at Closing. . . . . . . . . . . .6
    1.6     Delivery by IndeNet at Closing . . . . . . . . . . . . . . . .6
    1.7     Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE 2   REPRESENTATIONS OF STARCOM . . . . . . . . . . . . . . . . . .7
    2.1     Starcom Stock. . . . . . . . . . . . . . . . . . . . . . . . .7
    2.2     Existence and Good Standing. . . . . . . . . . . . . . . . . .7
    2.3     Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . .7
    2.4     Subsidiaries, Affiliates and Investments . . . . . . . . . . .8
    2.5     Financial Statements and No
               Material Changes . . . . . . . .  . . . . . . . . . . . . .8
    2.6     Books and Records. . . . . . . . . . . . . . . . . . . . . . .9
    2.7     Title to Properties: Encumbrances. . . . . . . . . . . . . . .9
    2.8     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
    2.9     Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.10    Valid Agreements; Restrictive Documents. . . . . . . . . . . 11
    2.11    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 11
    2.12    Taxes Payable by Starcom . . . . . . . . . . . . . . . . . . 11
    2.13    Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 12
    2.14    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 12
    2.15    Intellectual Properties. . . . . . . . . . . . . . . . . . . 13
    2.16    Compliance with Laws . . . . . . . . . . . . . . . . . . . . 13
    2.17    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    2.18    Supplier and Customer Relations. . . . . . . . . . . . . . . 14
    2.19    Accounts Receivable. . . . . . . . . . . . . . . . . . . . . 14
    2.20    Employment Relations . . . . . . . . . . . . . . . . . . . . 14
    2.21    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . 15
    2.21.1  List of Plans. . . . . . . . . . . . . . . . . . . . . . . . 15
    2.21.2  Status of Plans. . . . . . . . . . . . . . . . . . . . . . . 15
    2.21.3  Contributions. . . . . . . . . . . . . . . . . . . . . . . . 15
    2.21.4  Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 15
    2.22    Interests in Customers, Suppliers, Etc.. . . . . . . . . . . 16
    2.23    Bank Accounts, Powers of Attorney and
            Compensation of Employees. . . . . . . . . . . . . . . . . . 16
    2.24    No Changes Since the Balance Sheet Date. . . . . . . . . . . 17
    2.25    Required Approvals, Notices and Consents . . . . . . . . . . 17
    2.26    Corporate Controls . . . . . . . . . . . . . . . . . . . . . 18
    2.27    Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . 18
    2.28    Environment. . . . . . . . . . . . . . . . . . . . . . . . . 18
    2.29    Pacific Syndication Acquisition. . . . . . . . . . . . . . . 19
    2.30    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 19
    2.31    Representations True at Closing. . . . . . . . . . . . . . . 19

ARTICLE 3   INDIVIDUAL REPRESENTATIONS OF THE STOCKHOLDERS . . . . . . . 20
    3.1     Ownership of Stock . . . . . . . . . . . . . . . . . . . . . 20
    3.2     Valid Agreements; Restrictive Documents. . . . . . . . . . . 20
    3.3     Investment Intent. . . . . . . . . . . . . . . . . . . . . . 21
    3.4     Qualification as an Investor . . . . . . . . . . . . . . . . 21

ARTICLE 4   REPRESENTATIONS OF INDENET . . . . . . . . . . . . . . . . . 21
    4.1     Existence and Good Standing. . . . . . . . . . . . . . . . . 21
    4.2     IndeNet Shares . . . . . . . . . . . . . . . . . . . . . . . 22
    4.3     Valid Agreements; Restrictive Documents. . . . . . . . . . . 22
    4.4     Consents and Approvals of Governmental
            Authorities. . . . . . . . . . . . . . . . . . . . . . . . . 22
    4.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 22
    4.6     Capitalization . . . . . . . . . . . . . . . . . . . . . . . 23
    4.7     SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . 23
    4.8     Financial Statements . . . . . . . . . . . . . . . . . . . . 23
    4.9     Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 24
    4.10    Representations True at Closing. . . . . . . . . . . . . . . 24

ARTICLE 5   CONDUCT OF BUSINESS; REVIEW. . . . . . . . . . . . . . . . . 24
    5.1     Conduct of Business of Starcom . . . . . . . . . . . . . . . 24
    5.2     Review of Starcom. . . . . . . . . . . . . . . . . . . . . . 26
    5.3     Continued Effectiveness of Representations and
            Warranties of Starcom. . . . . . . . . . . . . . . . . . . . 26
    5.4     Further Assurances . . . . . . . . . . . . . . . . . . . . . 26
    5.5     Indemnification of Brokers . . . . . . . . . . . . . . . . . 26
    5.6     No Shop. . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 6   CONDITIONS TO INDENET'S OBLIGATIONS. . . . . . . . . . . . . 27
    6.1     Good Standing and Tax Certificates . . . . . . . . . . . . . 28
    6.2     No Material Adverse Change . . . . . . . . . . . . . . . . . 28
    6.3     Truth of Representations and Warranties. . . . . . . . . . . 28
    6.4     Performance of Agreements. . . . . . . . . . . . . . . . . . 28
    6.5     No Litigation Threatened . . . . . . . . . . . . . . . . . . 28
    6.6     Required Approvals, Notices and Consents . . . . . . . . . . 28
    6.7     Governmental Approvals . . . . . . . . . . . . . . . . . . . 29
    6.8     Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 29
    6.9     Termination of Management Agreement. . . . . . . . . . . . . 29
    6.10    New Consulting Agreement . . . . . . . . . . . . . . . . . . 29
    6.11    Covenant Not To Compete. . . . . . . . . . . . . . . . . . . 29
    6.12    Completion of Spin-Off . . . . . . . . . . . . . . . . . . . 29
    6.13    Lock-Up Agreement. . . . . . . . . . . . . . . . . . . . . . 29
    6.14    Repayment of Stockholder Indebtedness. . . . . . . . . . . . 29
    6.15    Exclusive Distribution Agreement . . . . . . . . . . . . . . 30
    6.16    Transponder Agreement. . . . . . . . . . . . . . . . . . . . 30
    6.17    Convertible Securities . . . . . . . . . . . . . . . . . . . 30

ARTICLE 7   CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS. . . . . . . . . 30
    7.1     Truth of Representations and Warranties. . . . . . . . . . . 30
    7.2     Performance of Agreements. . . . . . . . . . . . . . . . . . 30
    7.3     No Litigation Threatened . . . . . . . . . . . . . . . . . . 30
    7.4     Good Standing and Tax Certificates . . . . . . . . . . . . . 30
    7.5     No Material Adverse Change . . . . . . . . . . . . . . . . . 31
    7.6     Consulting Agreement . . . . . . . . . . . . . . . . . . . . 31
    7.7     Voting Agreement . . . . . . . . . . . . . . . . . . . . . . 31
    7.8     Registration Rights Agreement. . . . . . . . . . . . . . . . 31
    7.9     Termination of Management Agreement. . . . . . . . . . . . . 31
    7.10    Governmental Approvals . . . . . . . . . . . . . . . . . . . 31
    7.11    Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 8   COVENANTS OF INDENET . . . . . . . . . . . . . . . . . . . . 31
    8.1     Financial Statements . . . . . . . . . . . . . . . . . . . . 31
    8.2     Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 9   COVENANT OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . 32
    9.1     Spinoff of Starcom Entertainment, Inc. . . . . . . . . . . . 32
    9.2     Tax Indemnity. . . . . . . . . . . . . . . . . . . . . . . . 32
    9.3     Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 10  SURVIVAL OF REPRESENTATIONS; INDEMNITY . . . . . . . . . . . 32
    10.1    Survival of Representations and Warranties of
            Starcom and the Stockholders . . . . . . . . . . . . . . . . 32
    10.2    Obligation of the Stockholders to Indemnify. . . . . . . . . 33
    10.3    Survival of Representations and Warranties of
            IndeNet. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    10.4    Obligation of IndeNet to Indemnify . . . . . . . . . . . . . 35
    10.5    Notice and Opportunity to Defend . . . . . . . . . . . . . . 35
    10.5.1  Notice of Asserted Liability . . . . . . . . . . . . . . . . 35
    10.5.2  Opportunity to Defend. . . . . . . . . . . . . . . . . . . . 36
    10.6    Settlement . . . . . . . . . . . . . . . . . . . . . . . . . 36
    10.7    Disputes with Customers or Suppliers . . . . . . . . . . . . 37
    10.8    Offset; Other Rights . . . . . . . . . . . . . . . . . . . . 37

ARTICLE 11  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 38
    11.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    11.2    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 38
    11.3    "Person" Defined . . . . . . . . . . . . . . . . . . . . . . 38
    11.4    Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . 38
    11.5    "Knowledge" Defined. . . . . . . . . . . . . . . . . . . . . 39
    11.6    "Affiliate" Defined. . . . . . . . . . . . . . . . . . . . . 39
    11.7    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    11.8    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    11.9    Termination. . . . . . . . . . . . . . . . . . . . . . . . . 39
    11.10   Parties in Interest. . . . . . . . . . . . . . . . . . . . . 40
    11.11   Press Releases and Announcements . . . . . . . . . . . . . . 40
    11.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . 40
    11.13   Construction . . . . . . . . . . . . . . . . . . . . . . . . 40
    11.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . 41
    11.15   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 41
    11.16   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 41
    11.17   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . 41
    11.18   Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . 41
    11.19   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 41












                            EXCHANGE AGREEMENT


     This EXCHANGE AGREEMENT (this "Agreement"), dated as of January 17, 1996, is entered into by and among IndeNet, Inc., a Delaware corporation ("IndeNet"), Starcom Television Services, Inc., a Delaware corporation ("Starcom"), and the stockholders of Starcom listed on the signature page hereof (individually, a "Stockholder" and collectively, the "Stockholders").

                                 RECITALS

     WHEREAS, Starcom's authorized shares of capital stock consist of 5,000 shares of common stock without par value (the
"Starcom Common Stock");

     WHEREAS, the Stockholders own 1,429 shares (the "Starcom
Shares") of Starcom Common Stock, constituting all of Starcom's outstanding shares of capital stock;

     WHEREAS, the Stockholders desire to exchange all of the Starcom Shares owned by the Stockholders solely for shares of IndeNet's $.001 par value common stock (the "IndeNet Common Stock") pursuant to the provisions contained herein (the "Exchange"); and

     WHEREAS, IndeNet agrees to the Exchange pursuant to the provisions herein;

     NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

                                 ARTICLE 1
                        EXCHANGE OF STOCK; CLOSING

     1.1 Exchange of Stock. Subject to the terms and conditions herein stated, (i) the Stockholders agree to transfer, convey, assign and deliver to IndeNet at the Closing (as defined in Section 1.4 below) all of the Starcom Shares, and (ii) IndeNet agrees to acquire and accept the Starcom Shares from the Stockholders, and in exchange therefore, further agrees to issue and deliver to the Stockholders shares of IndeNet Common Stock pursuant to Section 1.2 below.

     1.2   Consideration.

           1.2.1 The parties hereto agree that all shares of IndeNet Common Stock issued to the Stockholders in connection with the Exchange shall, for the purposes of determining the number of shares to be issued to the Stockholders, be valued at $4.00 per share. Except as provided in Section 1.2.2 below, the aggregate number of shares of IndeNet Common Stock to be issued to the Stockholders pursuant to the Exchange shall be equal to the greater of (i) 1,000,000 shares or (ii) the Formula Value divided by $4.00. For the purposes of this Agreement, the "Formula Value" shall mean (A) the dollar value derived by subtracting the amount of Acceptable Liabilities from 1.14 times the Annualized Adjusted Gross Profit less (B) the sum of $268,750 and the bonus to be paid by Starcom to Starcom Management Services, Inc. pursuant to Section 2.2 of the Consulting Agreement referred to in Section 6.10 below. "Acceptable Liabilities" shall mean, as of December 31, 1995, (x) all liabilities of Starcom (including Unpaid Taxes (as defined below) and Estimated Penalties and Interest (as defined below)) other than the Stockholder Indebtedness (as defined below) less
(y) all of the current assets of Starcom. For the purposes of this Agreement, "Annualized Adjusted Gross Profit" shall be defined as four times the gross profit (revenues less Cost of Sales, (as defined below)) of Starcom for the period commencing on January 1, 1996 and ending on March 31, 1996 (the "Adjustment Period"), as adjusted as follows:

                  (a)  All revenues received from Excluded
     Clients (as defined below) during the Adjustment Period shall be subtracted from revenues, and all Cost of Sales associated with revenues derived from Excluded Clients during the Adjustment Period shall be subtracted from Cost of Sales. In the event that, during the Adjustment Period, any of Starcom's business, operations or customers are transferred to or assumed by IndeNet or any Affiliate (as defined in Section 11.6 below) of IndeNet (a "Transfer"), all revenues derived from such clients during the Adjustment Period will be deemed to be revenues of Starcom, and all costs of sales incurred by IndeNet or any Affiliate with respect to such transferred business, operations or customers shall be deemed to be cost of sales of Starcom (the "Imputed Cost of Sales"); provided, however, that: (i) in the event that any Transfer results in the termination by any existing client of Starcom (other than an Excluded Client) of such client's relationship with Starcom, IndeNet or any Affiliate of IndeNet, as the case may be, then all revenues derived by Starcom from such client during the 90 days prior to such termination will be deemed to be revenues of Starcom during the Adjustment Period for purposes of calculating Annualized Adjusted Gross Profit, and (ii) in no event shall the aggregate amount of the Imputed Cost of Sales be greater than the amount of Cost of Sales which would have been incurred by Starcom had no Transfers occurred.

     The consummation of the Pacific Syndication Transaction (as defined below) shall not be taken into account in calculating the Formula Value pursuant to this Section 1.2.1. unless the sum of the net increase in Starcom's total liabilities and the net decrease in Starcom's current assets as a result of the Pacific Syndication Transaction exceeds $990,000. In the event that the sum of the net decrease in current assets and the net increase in total liabilities exceeds $990,000, the amount of Acceptable Liabilities will increase by the excess over $990,000, and such increase shall be applied retroactively to the December 31, 1995 Starcom balance sheet as if the Pacific Syndication Transaction had been consummated on December 31, 1995. As used herein, "Pacific Syndication Transaction" means the transaction contemplated by that certain letter, dated December 11, 1995, from Starcom to Ms. Karen Terpstra regarding Starcom's offer to purchase certain assets and assume certain liabilities of Pacific Syndication, Inc.

     In the event that the transactions contemplated by the Conversions Plus Agreement (as defined in Section 5.1(b) below) are consummated before or during the Adjustment Period, the revenues and Cost of Sales related to the operations of New Age, L.P. shall be included in Starcom's revenues and Cost of Sales for the purposes of determining Formula Value; provided, however, that an appropriate adjustment will be made to such revenues and Cost of Sales to reflect Starcom's proportionate interest in New Age, L.P.

     For the purposes of this Agreement, the capitalized terms used in this Section 1.2.1 but not otherwise defined in this Agreement shall have the following meanings:

           "Unpaid Taxes" means all of Starcom's liabilities for unpaid payroll and other taxes as of December 31, 1995;

           "Estimated Penalties and Interest" means the liabilities for uninvoiced penalties and interest estimated to be imposed on Starcom as a result of the Unpaid Taxes;

           "Cost of Sales" means all costs and expenses ordinarily included by Starcom under Account Nos. 04000 through 04900 on its general ledger trial balance (a sample of which is attached hereto as Schedule 1.2.1(a)); provided, however, that all salaries, including external production labor, of Starcom during the Adjustment Period, to the extent such salaries are included in Account Nos. 04000 through 04900, shall not be Cost of Sales. Cost of Sales also shall not include any amounts paid by Starcom and/or IndeNet to Starcom Management Services, Inc. pursuant to the Consulting Agreement referred to in Section 6.10 below;

           "Excluded Clients" are clients for whom Starcom has provided distribution services during the Adjustment Period but who (xx) for any reason, no longer are clients of Starcom as of March 31, 1996, (yy) have informed Starcom in writing that they shall terminate their relationship with Starcom during 1996, or (zz) who otherwise are not regular, on-going customers and who are not expected to become regular, on-going customers of Starcom; and

           "Stockholder Indebtedness" shall mean all of the loans and other obligations of Starcom to the Stockholders listed on Schedule 1.2.1(b). However, amounts owed by Starcom to Fifth Dimension Communications Holdings, Inc. with respect to Starcom's use of that certain satellite transponder known as Telstar 401/1, shall not be deemed "Stockholder Indebtedness" hereunder.

     The amount of Acceptable Liabilities and the Annualized Adjusted Gross Profit shall be determined based on the unaudited financial statements prepared by Starcom/IndeNet as of December 31, 1995 and for the Adjustment Period; provided, however, that if, during the Adjustment Period, (a) Starcom is invoiced for penalties and/or interest with respect to the Unpaid Taxes, and the amount of such penalties and/or interest is less than the amounts included in Estimated Penalties and Interest, for any reason whatsoever, then the difference between the Estimated Penalties and Interest, on the one hand, and the actual amount of penalties and/or interest invoiced, on the other, shall be excluded in determining the amount of Acceptable Liabilities, or
(b) any federal or state taxing authority agrees to accept less than the full amount of Unpaid Taxes or less than the full amount Estimated Penalties and Interest as payment in full for such Unpaid Taxes or Estimated Penalties and Interest, then the Acceptable Liabilities will be reduced by such permanent reduction. The December 31, 1995 balance sheet of Starcom and the Adjustment Period financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The December 31, 1995 balance sheet of Starcom shall be completed during the Adjustment Period and the Adjustment Period financial statements shall be completed by no later than June 15, 1996.

           1.2.2 Notwithstanding the provisions of Section 1.2.1, if the Formula Value (calculated in accordance with Section 1.2.1 above) is less than $3,286,000, then the number of IndeNet Shares to be issued to the Stockholders shall be equal to
(aa) $4,000,000 less the difference between $3,286,000 and the Formula Value, (bb) divided by $4.

           1.2.3 The shares of IndeNet Common Stock to be issued pursuant to this Article 1 shall be issued as follows: (a) Certificates representing the Initial Shares (as defined below) shall be issued and delivered at Closing, and (b) the balance (the "Deferred Shares"), as determined by subtracting 500,000 shares from the aggregate number of shares of IndeNet Common Stock to be issued pursuant to the Exchange and calculated pursuant to this Section 1.2, shall be issued and delivered on or before June 30, 1996 (the "Second Closing"), or as soon as any disputes regarding such shares are resolved pursuant to Section
1.2.4 below (the date of issuance of the Deferred Shares is hereinafter referred to as the "Second Closing Date"). (The shares of IndeNet Common Stock to be issued at the Closing, consisting of both the Initial Shares and the Repayment Shares, and the Second Closing are hereinafter collectively referred to as the "IndeNet Shares.") The "Initial Shares" shall mean the number of shares of IndeNet Common Stock derived by subtracting from 500,000 shares of IndeNet Common Stock the number of Repayment Shares (as defined in Section 1.3 below) issued at the Closing.

           1.2.4 Copies of the unaudited December 31, 1995 balance sheet and the unaudited Adjustment Period financial statements shall be delivered in the manner described in Section
8.1 to each and every Stockholder as soon as both of such financial statements have been completed, but in no event later than June 15, 1996. The foregoing unaudited financial statements that are delivered to each of the Stockholders shall be accompanied by a notice (the "Notice") that lists the number of Deferred Shares to be issued to the Stockholders, together with a summary of the adjustments made in determining the number of Deferred Shares to be issued. The Stockholders shall have ten business days in which to notify IndeNet in writing of their disagreement with the unaudited financial statements or with the adjustments made, which written notice shall state the basis of such disagreement and the number of Deferred Shares that the Stockholders believe they are entitled to receive under this Agreement. (The number of Deferred Shares that the Stockholders believe that they are entitled to are herein referred to as the "Requested Shares"). If such written notice of disagreement is given by any Stockholder, IndeNet and all Stockholders shall, in good faith, attempt to reconcile such disagreement within five business days of IndeNet's receipt of the notice of disagreement. No Deferred Shares will be issued to any of the Stockholders until the disagreement with the Stockholders is resolved. In the event that IndeNet and the Stockholders are unable to mutually reconcile their disagreement, IndeNet and the Stockholders shall promptly mutually agree upon an independent accounting firm (the "Accountants") to complete the following within 90 days following the engagement of the Accountants: (i) perform such a review and analysis of the financial statements and records of Starcom as is reasonably necessary for such Accountants to calculate the number of Deferred Shares issuable pursuant to Section 1.2.3(b) above and (ii) based on such review and analysis, determine the number of Deferred Shares that are required to be issued pursuant to this Section 1.2. The determination by the Accountants of the amount of Deferred Shares to be issued shall be binding on all parties hereto. The costs and expenses incurred in connection with such a review and analysis by the Accountants shall be borne by (A) IndeNet if the Accountants determine that the number of Deferred Shares to be issued according to the Accountants is closer to the number of Requested Shares than to the number of shares specified in the Notice, or by (B) the Stockholders if the Accountants determine that the number of Deferred Shares to be issued according to the Accountants is closer to the number of shares specified in the Notice than to the number of Requested Shares.

           1.2.5 All Initial Shares issued to the Stockholders at the Closing and all Deferred Shares issued to the Stockholders at the Second Closing will, unless otherwise instructed in writing by the Stockholders, be issued in accordance with the percentages specified on Schedule 1.2.5 hereto. At the Closing and the Second Closing, IndeNet shall deliver to each Stockholder, or such Stockholder's representative, a stock certificate dated as of the Closing Date or Second Closing Date, as the case may be, representing such Stockholder's percentage in the IndeNet Shares to be issued as of each such date.

     1.3   Repayment of Indebtedness.

           1.3.1 Concurrently with the Closing, and as part of the transactions contemplated by this Agreement, all of the Stockholder Indebtedness outstanding as of the Closing Date shall be repaid in full by the issuance to the holders of the Stockholder Indebtedness of shares of IndeNet Common Stock (the "Repayment Shares"). The number of shares of Repayment Shares to be issued in repayment of the Stockholder Indebtedness shall be equal to the total amount of such Stockholder Indebtedness (principal and all accrued and unpaid interest) divided by $4.00. All such Stockholder Indebtedness shall, upon such repayment, thereafter cease to be a liability or obligation of Starcom or IndeNet.

           1.3.2 Concurrently with the Closing, and as part of the transactions contemplated by this Agreement, the loan previously made by Robert Blay to Starcom (the outstanding principal balance of which is $48,305.55 as of the date hereof), together with all unpaid interest that accrues through the Closing Date, shall be repaid in full in cash by IndeNet. All such indebtedness to Robert Blay shall, upon such repayment, thereafter cease to be a liability or obligation of Starcom or IndeNet.

     1.4 Closing. The closing under this Agreement (the "Closing") shall take place at 10:00 A.M. at the offices of IndeNet on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, or at such other time and date as the parties hereto shall be written instrument designate. Such time and date are herein referred to as the "Closing Date."

     1.5 Delivery by the Stockholders at Closing. On the Closing Date, the Stockholders shall deliver to IndeNet all certificates representing the Starcom Shares duly endorsed or accompanied by a stock power duly executed in form for transfer, which Starcom Shares shall be duly authorized, fully paid and non-assessable. The Stockholders agree to cure any deficiencies with respect to the endorsement of the certificates representing the Starcom Shares or with respect to the stock power accompanying any such certificates.

     1.6 Delivery by IndeNet at Closing. IndeNet shall instruct its transfer agent, American Securities Transfer, Inc. (the "Transfer Agent"), to issue the Initial Shares on the Closing Date and the Deferred Shares on the Second Closing Date, in each case in the names of each of the Stockholders (or to Laidlaw Equities, Inc. as an assignee of the Stockholders, as the Stockholders may hereafter designate in writing) and to deliver to each of them such IndeNet Shares in the percentages set forth, respectively, on Schedule 1.2.5 annexed hereto. In addition, IndeNet shall instruct the Transfer Agent to issue to each holder of Stockholder Indebtedness the number of Repayment Shares determined pursuant to Section 1.3 above.

     1.7 Legends. The following legend shall be placed on the certificates for the IndeNet Shares and Repayment Shares delivered to the Stockholders:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INDENET, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."


                                 ARTICLE 2
                        REPRESENTATIONS OF STARCOM

     Starcom hereby represents, warrants and agrees as follows:

     2.1 Starcom Stock. The Starcom Shares constitute one hundred percent (100%) of the issued and outstanding shares of stock of all classes of Starcom. The Starcom Shares are duly authorized, fully paid and nonassessable shares of Starcom Common Stock.

     2.2 Existence and Good Standing. Starcom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Starcom has the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.
Except as set forth on Schedule 2.2, (i) Starcom has not qualified to do business as a foreign corporation in any jurisdiction, and (ii) neither the character nor location of the properties owned or leased by Starcom, nor the nature of the business conducted by Starcom, requires such qualification in any jurisdiction other than in those set forth on Schedule 2.2. Starcom is in good standing in each jurisdiction in which it is qualified to do business as a foreign corporation as set forth on
Schedule 2.2.

     2.3 Capital Stock. The authorized capital stock of Starcom consists of 5,000 shares of common stock, without par value, of which 1,429 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of Starcom is authorized or outstanding. Except as set forth on Schedule 2.3, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Starcom.

     2.4 Subsidiaries, Affiliates and Investments. Except as set forth in Schedule 2.4, Starcom does not own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity and, except as contemplated by Section 9.1 below, the Stockholders do not own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity which is affiliated or associated with Starcom or participates in the conduct of its business.

     2.5   Financial Statements and No Material Changes.

                  (a)  Starcom has heretofore furnished to
IndeNet true and correct copies of the following financial statements:

                        (i) unaudited balance sheet of Starcom as at August 31, 1995 and the related statements of operations, changes in stockholders' equity, cash flows and supporting schedules for the year ended August 31, 1995 (the "Financial Statements"), which Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied; and

                       (ii) unaudited balance sheet (the "Interim
Balance Sheet") of Starcom as at November 30, 1995 (the "Balance
Sheet Date") and a related statement of operations from September
1, 1995 through November 30, 1995, certified by Starcom.

                  (b) The Financial Statements and the Interim Balance Sheet, including the footnotes thereto, have been prepared, except as stated therein, in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements and Interim Balance Sheet fairly present the financial condition of Starcom at the dates thereof and, except as indicated therein, reflect all claims against and all debts and liabilities of Starcom, fixed or contingent, as at the dates thereof, required to be shown thereon under generally accepted accounting principles, and the related statements of operations, changes in stockholders equity and cash flows fairly present the results of operations of Starcom and cash flows for the periods indicated.

                  (c)  Since the Balance Sheet Date, except as
set forth on Schedule 2.5, there has been (a) no material adverse change in the assets or liabilities, or in the business or financial condition, the results of operations, or to the best knowledge, information and belief of Starcom, in the prospects of Starcom, and (b) no change in the assets or liabilities, or in the business or financial condition, or the results of operations, of Starcom except in the ordinary course of business; and no fact or condition exists or is contemplated or, to the best knowledge, information and belief of Starcom, threatened which might cause such a material adverse change in the future.

     2.6 Books and Records. All accounts, books, ledgers and official and other records material to the business of Starcom of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and taken as a whole they fairly present the financial position of Starcom. The minute books of Starcom, as previously made available to IndeNet and its representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors as shareholders and directors of Starcom. Except as set forth on Schedule 2.6, Starcom does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including all means of access thereto and therefrom) that are not under the exclusive ownership and direct control of Starcom. True and complete copies of the charter documents and by-laws of Starcom, and all amendments thereto, have been delivered to IndeNet.

     2.7 Title to Properties: Encumbrances. Except as set forth in Schedule 2.7, Starcom has good and marketable title to
(a) all its material properties and assets (real and personal, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Interim Balance Sheet, except as indicated in the notes thereto, and (b) all the material properties and assets purchased by Starcom since the Interim Balance Sheet Date (except in each case for properties and assets reflected in the Interim Balance Sheet or acquired since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business); in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for liens reflected in the Interim Balance Sheet. The property, plant and equipment owned by Starcom are adequate and suitable for the purposes for which they are presently being used.

     2.8 Leases. Schedule 2.8 contains an accurate and complete list of all real property leases and all material equipment leases to which Starcom is a party (as lessee or lessor). Each lease set forth in Schedule 2.8 (or required to be set forth on Schedule 2.8) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee is in peaceable possession of the lease and is not in default thereunder, and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and, except as set forth in Schedule 2.8, there exists no default or event of default by Starcom or to the best knowledge, information and belief of Starcom, by any other party to the lease, or occurrence, condition or act (including this Exchange) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. Starcom has not violated any of the material terms or conditions under any lease set forth on Schedule 2.8 (or required to be set forth on Schedule 2.8), and all of the covenants to be performed by any other party under any such lease have been performed in all material respects, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such lease. The property leased by Starcom is adequate and suitable for the purposes for which it is presently being used.

     2.9 Contracts. Except as set forth in Schedule 2.9, Starcom is not party to or bound by (a) any agreement, contract or commitment relating to any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in, any other Person (as defined in Section 11.3) or any agreement, contract or commitment relating to the making of any such loan, advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, employment, consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of Starcom to engage in any line of business or to compete with any other Person, (h) any agreement, contract or commitment which involves Ten Thousand Dollars ($10,000) or more and is not cancelable without penalty within thirty (30) days, (i) any collective bargaining agreement, (j) any agreement with any officer or director of Starcom, (k) any secrecy agreement, (l) any licensing or franchise agreement, or (m) any contract with any Stockholder. Except as set forth in Schedule 2.9, each contract or agreement set forth on Schedule 2.9 (or required to be set forth on Schedule 2.9) is in full force and effect, and there exists no material default or event of default by Starcom or to the best knowledge, information and belief of Starcom, by any other party, or occurrence, condition, or act (including this Exchange) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Except as set forth in
Schedule 2.9, Starcom has not violated any of the material terms or conditions of any contract or agreement set forth on Schedule
2.9 (or required to be set forth on Schedule 2.9) or any term or condition which would permit termination or material modification of any such contract or agreement, and all of the covenants to be performed by any other party thereto have been fully performed in all material respects, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreements, contracts or commitments.

     2.10 Valid Agreements; Restrictive Documents. Except as set forth in Schedule 2.10, Starcom is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which adversely affects the business or condition of Starcom or any of its assets or property in any material respect, or which would prevent consummation of the transactions contemplated by this Agreement, or the continued operation of Starcom's business after the date hereof on substantially the same basis as heretofore operated, or which would restrict the ability of Starcom to acquire any property or conduct business in any geographic area. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents or by-laws of Starcom; (ii) subject to obtaining necessary consents specified in Schedule 2.25, violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any material obligation, contract, agreement, lien, judgment, decree or other instrument to which Starcom is a party or by or to which Starcom or any of its assets or properties or the Stockholders may be bound or subject; (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Starcom or upon the assets of Starcom; or (iv) violate any statute, law or regulation of any jurisdiction.

     2.11 Litigation. Except as set forth in Schedule 2.11, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of Starcom, any investigation by) any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of Starcom, threatened, against or affecting Starcom or any of its properties or rights, which, if adversely determined would have a material adverse effect on the assets, business or condition of Starcom, and Starcom does not know of any valid basis for any such action, proceeding or investigation. Starcom is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

     2.12 Taxes Payable by Starcom. Starcom has filed, or caused to be filed, within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, Starcom. Such returns and reports reflect accurately taxable income and all liability for taxes of Starcom for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, payroll, accumulated earnings tax and other taxes and assessments (the "Taxes") (including interest and penalties for which Starcom has been invoiced, but excluding interest and penalties for which it has not yet been invoiced) payable by, or due from, Starcom (whether in its own right or as transferee of the assets of, or successor to, any Person) have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Starcom, and no other tax of any nature whatsoever, interest or penalty, will be payable by Starcom in respect to any fiscal period of Starcom ended on or before August 31, 1995 or with respect to the period between September 1, 1995 through the Closing Date. Schedule 2.12 contains a list of (i) all Taxes that, as of the date of this Agreement, are overdue or delinquent (whether or not such unpaid Taxes are disclosed and fully provided for in the books and financial statements of Starcom), and (ii) the amount of interest and penalties that are known or estimated to be imposed or levied on Starcom as a result of any of Starcom's unpaid and overdue or delinquent Taxes. The federal, state and local taxable income and tax liability of Starcom has never been finally determined for any fiscal period. No examination of any return of Starcom by any taxing authority is currently in progress and Starcom has not received notice of any proposed audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Starcom.

     2.13 Liabilities. Except as set forth on Schedule 2.13, Starcom has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Financial Statements or the Interim Balance Sheet or referred to in the footnotes thereto, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by Starcom and which are consistent with past practice and, individually or in the aggregate, are not material to the business, prospects, operation, properties, income or condition (financial or otherwise) of Starcom, (ii) liabilities set forth on any schedule hereto or which are not required to be set forth on any schedule hereto because such liabilities are specifically excluded from disclosure on the schedules provided for by the provisions of this Agreement, or
(iii) any other liabilities provided for in this Agreement.
Schedule 2.13 sets forth a list of all current arrangements of Starcom for borrowed money and all outstanding balances as of the date hereof with respect thereto. Except as set forth on
Schedule 2.13, Starcom is not in default in respect of the terms or conditions of any indebtedness.

     2.14 Insurance. Schedule 2.14 is a schedule of all insurance policies (including life insurance) or binders maintained by Starcom. All such policies are in full force and effect and are in such amounts, and insure against such losses and risks, as are generally maintained by comparable businesses and all premiums that have become due have been currently paid. None of such policies shall lapse or terminate by reason of the transactions contemplated hereby. Starcom has received no notice of cancellation or non-renewal of any such policy or binder. Starcom has received no notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 2.14 will not be available in the future on substantially the same terms now in effect.

     2.15 Intellectual Properties. Schedule 2.15 contains an accurate and complete list of all domestic and foreign patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications (including those which are pending), service mark registrations and applications, copyright registrations and applications (whether pending or abandoned), owned or used by Starcom in the operation of its business (collectively, the "Intellectual Property"). No claim of infringement or misappropriation of Intellectual Property has been made against Starcom and to the best knowledge, information and belief of Starcom, Starcom is not infringing or misappropriating any Intellectual Property.

     2.16 Compliance with Laws. Starcom is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees ("Requirements of Law"). To the best knowledge, information and belief of Starcom, Starcom (i) has not been charged with, (ii) is not under any investigation with respect to, and (iii) has not been threatened with, any charge concerning any violation of any Requirements of Law. Neither the ownership nor use by Starcom of its properties nor the conduct of its business (a) violates or conflicts with, any of the terms or provisions of Starcom's articles of incorporation or by-laws as presently in effect or (b) to the best knowledge, information and belief of Starcom, violates or conflicts with, or results in a material breach, default, right to accelerate or loss of rights under, or termination of, any of the terms or provisions of, any material lien, contract, commitment or license to which Starcom is a party or by which it or its properties may be bound, or (c) to the best knowledge, information and belief of Starcom, conflicts with the rights of any other Person.

     2.17 Licenses. Except as set forth in Schedule 2.17, Starcom has all licenses and permits and other governmental certificates, authorizations and approvals (collectively, "Licenses") required by any governmental or regulatory body for the operation of its business and the use of its properties as presently operated or used, except where the failure to have such Licenses would not have a material and adverse effect on the financial condition, results of operations, assets, properties or business of Starcom. All of the Licenses are in full force and effect and no action or claim is pending, nor to the best knowledge, information and belief of Starcom is threatened, to revoke or terminate any of the Licenses or declare any License invalid in any material respect.

     2.18 Supplier and Customer Relations. Schedule 2.18 lists each supplier from which Starcom made greater than five percent (5%) of all of its purchases and each customer from which Starcom derived more than five percent (5%) of its gross revenues (in the aggregate) for (i) the fiscal year ended August 31, 1995 and (ii) the quarter ended November 30, 1995. Except as set forth on
Schedule 2.18 none of Starcom's suppliers or customers has advised Starcom, orally or in writing, formally or informally, that it is terminating or considering terminating, or is materially dissatisfied with, the handling of its business by Starcom, as a whole or in respect of any particular product or service, or that the transactions contemplated by this Agreement will result in an adverse change in the relations with such supplier or customer.

     2.19 Accounts Receivable. The amount of all accounts receivable, unbilled invoices (including, without limitation, unbilled invoices for services and out-of-pocket expenses) and other debts due or recorded in the records and books of account of Starcom as being due to Starcom (less the amount of any provision, reserve-or similar adjustment therefor made in the records and books of account of Starcom) will be good and collectible in full in the ordinary course of business, and none of such accounts receivable or other debts is or will be subject to any counterclaim or set-off except to the extent of any such provision in reserve. Except as set forth on Schedule 2.19, there has been no material change since the Balance Sheet Date in the amount of the accounts receivable or other debts due to Starcom or the reserves with respect thereto, or accounts payable of Starcom, from that reflected in the Interim Balance Sheet.

     2.20 Employment Relations. (a) Starcom is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against Starcom is pending before any applicable government entity; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Starcom; (d) no representation question exists respecting the employees of Starcom; (e) no grievance which might have an adverse effect on Starcom or the conduct of its business nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (f) no collective bargaining agreement is currently being negotiated by Starcom; and (g) Starcom has not experienced any work stoppage or any other labor difficulty during the last three (3) years. There has not been, and Starcom does not anticipate, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement.

     2.21  Compliance with ERISA.

           2.21.1 List of Plans.  Set forth separately in
Schedule 2.21 is an accurate and complete list of all Employee Benefit Plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by Starcom (including for this purpose and for the purpose of all of the representations in this Section 2.21, all employers (whether or not incorporated) which by reason of common control are treated together with Starcom and/or the Stockholders as a single employer with the meaning of Section 414 of the Internal Revenue Code of 1986 (the "Code")).

           2.21.2 Status of Plans.  Except as set forth on
Schedule 2.21, Starcom does not maintain or contribute to any such Employee Benefit Plan subject to ERISA, or maintain any Employee Benefit Plans or any other pension, welfare or retirement benefit plans. To the best of Starcom's knowledge, the Employee Benefit Plans listed on Schedule 2.21 comply with ERISA in all material respects. Starcom has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Subtitle E of Title IV of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which present a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan.

           2.21.3 Contributions. Full payment has been made of all amounts which Starcom is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Starcom is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Starcom has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

           2.21.4 Documents. Starcom has delivered or caused to be delivered to IndeNet and its counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date;
(ii) the latest Internal Revenue service determination letter if obtained with respect to any such Employee Benefit Plan qualified under Section 401 and 501 of the Code; (iii) Form 5500 for the two most recent fiscal years for each Employee Benefit Plan required to file such form; and (iv) the two most recent actuarial reports for each Employee Benefit Plan which is a pension benefit plan, as defined in ERISA.

     2.22 Interests in Customers, Suppliers, Etc. Except as set forth on Schedule 2.22, neither (i) the Stockholders nor any entity controlled by any of them, (ii) to the best knowledge, information and belief of Starcom, any relative of any Stockholder, nor (iii) to the best knowledge, information and belief of Starcom, any other officer, director, Affiliate (defined in Section 10.6 hereafter) or employee of Starcom or relative or spouse (or relative of such spouse) of any such officer, director, Affiliate or employee, and no entity controlled by one or more of the foregoing:

                  (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of Starcom;

                  (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Starcom uses in the conduct of business;

                  (c)  has any cause of action or other claim
whatsoever against, or owes any amount to, Starcom, except for claims in the ordinary course of business such as for accrued wages, vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     2.23 Bank Accounts, Powers of Attorney and Compensation of Employees. Set forth in Schedule 2.23 is an accurate and complete list showing (a) the name of each bank in which Starcom has an account, credit line or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto,
(b) the names of all Persons, if any, holding powers of attorney from Starcom and a summary statement of the terms thereof, (c) the names of all directors, officers and employees with outstanding indebtedness to Starcom (other than routine travel and vacation advances) and the amount of indebtedness of each such director, officer and employee, (d) the names and positions of all Persons whose compensation from Starcom during the twelve
(12) months ended on the Balance Sheet Date exceeded an annualized rate of Fifty Thousand Dollars ($50,000), together with a statement of the full amount paid or payable (whether by agreement, custom or understanding) to each such Person for services rendered during calendar years 1994 and 1995 (listing separately direct salary, bonus compensation, and other fringe benefits (clubs, car, etc,)), and (e) a list of all bonus compensation paid or payable (whether by agreement, custom or understanding) to any employee of Starcom not listed in (d) above for services rendered during calendar years 1994 and 1995. Starcom has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date except as set forth on Schedule 2.23. The present severance and vacation policy of Starcom is set forth on Schedule 2.23.

     2.24 No Changes Since the Balance Sheet Date. Since the Balance Sheet Date (a) except as specifically stated on Schedule
2.24 or contemplated by Section 5.1(b) or Section 9.1 below, Starcom has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, except in the ordinary course of business, (v) declared or paid any dividends or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, except as otherwise provided for in this Agreement, (vi) made any bonus or profit sharing distribution or payment of any kind, (vii) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Schedule 2.23 from banks in the ordinary course of business, or made any loan to any Person,
(viii) written down the value of any work in process, or written off as uncollectible any notes or accounts receivable, except write-downs and writeoffs in the ordinary course of business, none of which, individually or in the aggregate, is material to Starcom, (ix) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who after giving effect to such increase or prior thereto receives compensation at an annual rate of Fifty Thousand Dollars ($50,000) or more, or except in the ordinary course of business any other employees, (x) cancelled or waived any claims or rights of substantial value, (xi) made any change in any method of accounting or auditing practice, (xii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business,
(xiii) amended or terminated any agreement which is material to the business of Starcom, (xiv) renewed, extended or modified any lease of real property or except in the ordinary course of business any lease of personal property, or (xv) agreed, whether or not in writing, to do any of the foregoing, and (b) there has been no material adverse change in the financial condition or results of operations or, to the best knowledge, information and belief of Starcom, the prospects of Starcom.

     2.25 Required Approvals, Notices and Consents. Except as set forth on Schedule 2.25, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party to a material contract to which Starcom is a party is required in connection with the execution and delivery by the Stockholders and Starcom of this Agreement or the consummation by the Stockholders and Starcom of the transactions contemplated hereby.

     2.26 Corporate Controls. To the best knowledge, information and belief of Starcom, neither Starcom, the Stockholders, nor any director, officer, agent, employee or other Person associated with or acting on behalf of Starcom, has, directly or indirectly, on behalf of Starcom, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity.

     2.27 Inventory. The inventory shown on the Interim Balance Sheet is shown at the lower of cost or market. All inventories conform to customary trade standards for marketable goods. As of the Closing Date, inventory will consist of current (meaning not more than one year old), readily salable goods and merchandise.

     2.28  Environment.

                        (i) Except as disclosed on Schedule 2.28,
Starcom has obtained all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to (x) public health and safety, (y) worker health and safety, or (2) pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes (the "Environmental Laws").

                       (ii) Except as disclosed on Schedule 2.28,
Starcom has not handled or disposed of any substance in or on any of its facilities or properties or operated any properties or facilities in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against Starcom or IndeNet giving rise to any liability under any Environmental Law or otherwise for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

                       (iii)     Except as disclosed on Schedule
2.28 and except for ordinary and necessary quantities of trichlorethylene used for film cleaning, other cleaning, pest control and office supplies, used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimis quantities discharged from motor vehicles in their ordinary operation on real property owned, used or leased by Starcom, to the knowledge of Starcom, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property owned, used or leased by Starcom.

     2.29  Pacific Syndication Acquisition.  Attached hereto as
Schedule 2.29 are true and correct copies of that certain letter dated December 11, 1995, by Starcom to Ms. Karen Terpstra, setting forth Starcom's offer to purchase certain assets and assume certain liabilities of Pacific Syndication, Inc. and the order executed by the United States Bankruptcy Court for the Central District of California authorizing the transactions contemplated by said letter.

     2.30  Disclosure.

           (a)    None of this Agreement, the financial
statements referred to in Section 2.5 above, or any schedule hereto, or any certificate, document or statement in writing to be delivered as required under this Agreement by or on behalf of Starcom or the Stockholders, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact actually known to Starcom which materially and adversely affects the business, prospects or financial condition of Starcom or its properties or assets, which has not been, or will not be, set forth in this Agreement or any schedule hereto, or in the certificates, documents or statements in writing to be delivered at the closing of the transactions contemplated by this Agreement.

           (b) Notwithstanding specific cross references in the schedules hereto (each a "Schedule"), any disclosure under any Schedule shall be deemed to be a disclosure applicable to all representations and warranties of Starcom and the Stockholders under this Agreement and under all other Schedules. To the extent that the Schedules contain exceptions to the representations and warranties set forth in Article 2 and 3 of this Agreement, the inclusion of an item in any Schedule shall not be deemed an admission by Starcom or any Stockholder that such item is material to Starcom or such Stockholder or that it will have a material adverse effect on the business, condition, result of operations or prospects of Starcom.

     2.31 Representations True at Closing. All representations by Starcom in this Article 2 or in any document delivered pursuant hereto in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again at the Closing as of the Closing Date and shall then be true and accurate in all respects, except as affected by the transactions contemplated by this Agreement.


                                 ARTICLE 3
              INDIVIDUAL REPRESENTATIONS OF THE STOCKHOLDERS

     Each Stockholder hereby represents, warrants and agrees, individually on his, her or its own behalf, as follows:

     3.1 Ownership of Stock. The Stockholder is the record and beneficial owner of the Starcom Shares specified in Schedule 3.1 hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind; the Stockholder has full legal right, power and authority to enter into this Agreement and has full legal right, power and authority to transfer and convey such Stockholder's Starcom Shares pursuant to this Agreement; the delivery to IndeNet of the Starcom Shares pursuant to this Agreement will transfer to IndeNet such Stockholder's valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

     3.2 Valid Agreements; Restrictive Documents. The Stockholder has the full legal right and capacity to execute, deliver and perform this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. The Stockholder is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent either the consummation of the transactions contemplated by this Agreement or the compliance by the Stockholder with the terms, conditions and provisions of this Agreement or any other agreement entered into by such Stockholder in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby by such Stockholder will not (i) violate, conflict with or result in a breach of any provision of any of the Stockholder's charter documents, if any; (ii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Stockholder or upon the assets of the Stockholder; or (iii) violate any statute, law or regulation of any jurisdiction.

     3.3 Investment Intent. The IndeNet Shares being acquired by the Stockholder hereunder are being acquired for such Stockholder's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"). The Stockholder understands that the IndeNet Shares have not been registered under the Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act, that such IndeNet Shares must be held indefinitely unless such IndeNet Shares are registered under the Act or until any transfer is exempt from registration, and that reliance of IndeNet upon these exemptions is predicated in part upon these representations and warranties by the Stockholder.

     3.4   Qualification as an Investor.

           (a) The Stockholder hereby represents and warrants that he, she or it has the requisite knowledge and experience in financial and business matters to assess the relative merits and risks of investment in the IndeNet Shares.

           (b)    The Stockholder has received certain
information concerning IndeNet and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks of holding the IndeNet Shares, and is able to bear the economic risk and lack of liquidity inherent in holding the IndeNet Shares. Furthermore, the Stockholder has had the full opportunity to discuss with IndeNet all material aspects of an investment in the IndeNet Shares, including the opportunity to ask, and to receive answers to his, her or its full satisfaction, regarding such questions as such Stockholder has deemed necessary to evaluate this opportunity to invest.

           (c) The Stockholder has had full opportunity to seek advice of independent counsel respecting this investment and the tax risks and implications of the Exchange and all transactions consummated in connection therewith.


                                 ARTICLE 4
                        REPRESENTATIONS OF INDENET

     IndeNet represents, warrants and agrees, as follows:

     4.1 Existence and Good Standing. IndeNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IndeNet has the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted.
Except in those states in which IndeNet is qualified to do business as a foreign corporation, IndeNet has not otherwise qualified to do business as a foreign corporation, and neither the character nor location of the properties owned or leased by IndeNet, nor the nature of the business conducted by IndeNet, requires such additional qualification in any jurisdiction. IndeNet is in good standing in each jurisdiction in which it is qualified to do business as a foreign corporation.

     4.2 IndeNet Shares. The IndeNet Shares when delivered to the Stockholders will have been duly authorized and validly issued and be fully paid and non-assessable.

     4.3 Valid Agreements; Restrictive Documents. IndeNet has the full authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by IndeNet and constitutes a valid and binding agreement of IndeNet enforceable against IndeNet in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. IndeNet is not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or compliance by IndeNet with the terms, conditions and provisions of this Agreement or any other agreement entered into by IndeNet in connection with the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which IndeNet is a party or by or to which IndeNet may be bound or subject; (ii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, IndeNet or its assets; or (iii) violate any statute, law or regulation of any jurisdiction.

     4.4 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by IndeNet or the consummation by IndeNet of the transactions contemplated hereby.

     4.5 Litigation. Except as set forth in Schedule 4.5, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of IndeNet, any investigation by) any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of IndeNet, threatened against or affecting IndeNet or any of its properties or rights, which, if adversely determined would have a material adverse effect on the assets, business or condition of IndeNet, and IndeNet does not know of any valid basis for any such action, proceeding or investigation. IndeNet is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

     4.6 Capitalization. The authorized capital of IndeNet consists solely of (i) 100,000,000 shares of IndeNet Common Stock, of which approximately 10,871,000 shares are issued and outstanding as of the date of this Agreement, and (ii) 40,000,000 shares of $.0001 par value preferred stock, of which no shares are issued or outstanding as of the date of this Agreement. All of the outstanding shares of IndeNet Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. Except as set forth in
Schedule 4.6, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of IndeNet.

     4.7 SEC Filings. Since January 1, 1995, IndeNet has timely filed and, as required by Section 13 of the Securities Exchange Act of 1934, will continue to timely file, all the required forms, reports and other documents with the Securities and Exchange Commission ("SEC"). As of the date hereof, and at the Closing Date, all reports, forms and other documents so filed: (i) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the SEC, and (ii) do not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.8 Financial Statements. IndeNet has or will deliver to the Stockholders copies of the audited balance sheet of IndeNet as of December 31, 1994 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended, and the unaudited balance sheet of IndeNet as at September 30, 1995 and the related statements of income, changes in shareholders' equity and cash flows for the three-month period then ended (collectively, the "IndeNet Financials"). The IndeNet Financials were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the financial position of IndeNet as of the dates thereof and the results of operations and changes in financial position of IndeNet as of the dates thereof and the results of operations and changes in financial position for the periods then ended. Except as may be disclosed in the SEC filings described in Section 4.7 above, since December 31, 1994, there has not been any material adverse change in the assets or liabilities, or in the business or financial condition, the results of operations or prospects of IndeNet.

     4.9 Contracts. Every contract that is material to the business of IndeNet, taken as a whole, is in full force and effect, and there exists no material default or any event of default by IndeNet or to the best knowledge, information and belief of IndeNet, by any other party, or occurrence, condition, or act (including this Exchange) which, in the giving of notice, a lapse of time or happening of any other event or condition, would become a default or event of default thereunder. IndeNet has not violated any of the material terms or conditions of any such material contract or agreement or any term or condition which would permit termination or material modification of any such contract or agreement, and all of the covenants to be performed by any other party thereto have been performed in all material respects, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreements, contracts or commitments.

     4.10 Representations True at Closing. All representations by IndeNet in this Article 3 or in any document delivered pursuant hereto in connection with the transactions contemplated hereby shall be true and accurate as of the date when made and shall be deemed to be made again both at the Closing and the Second Closing and shall then be true and accurate in all respects.


                                 ARTICLE 5
                        CONDUCT OF BUSINESS; REVIEW

     5.1   Conduct of Business of Starcom.

           (a) During the period from the date of this Agreement to the Closing Date, Starcom shall conduct its operations only according to its ordinary and usual course of business and shall use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, clients and others having business relationships with it. Notwithstanding the immediately preceding sentence, pending the Closing, except as may be first approved in writing by IndeNet or as is otherwise permitted or required by this Agreement, Starcom will (i) maintain its Certificate of Incorporation and By-Laws in their form on the date of this Agreement, (ii) maintain the compensation payable or to become payable by Starcom to any officer or employee being paid Fifty Thousand Dollars ($50,000) per year or more on the Balance Sheet Date at their levels on the date of this Agreement, (iii) refrain from making any bonus, profit sharing, pension, retirement or insurance payment or arrangement to or with any such Persons except those that may have already been accrued or required to be made properly in the ordinary course of business or by a contract listed on Schedule 2.9 hereof, or payments with respect to health and life insurance policies, except as otherwise provided herein,
(iv) refrain from entering into any contract or commitment except contracts in the ordinary course of business, (v) refrain from making any change affecting any power of attorney arrangements,
(vi) refrain from paying, setting aside or declaring any dividend or distribution to Stockholders, except as provided for in this Agreement, and (vii) refrain from increasing or prepaying any indebtedness set forth on Schedule 2.13 except in the ordinary course of business and except for any prepayment made using the proceeds from the Refinancing (as defined in paragraph (b) below). During the period from the date of this Agreement to the Closing Date, Starcom, if requested, will confer on a regular and frequent basis with one or more designated representatives of IndeNet to report material operational-matters and to report the general status of on-going operations. Starcom shall notify IndeNet of any unexpected emergency or other material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of Starcom and to keep IndeNet fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

           (b) Notwithstanding the foregoing Section 5.1(a), IndeNet hereby acknowledges that: (i) Starcom is currently negotiating the refinancing of its existing credit facility with Sterling Business Credit upon the terms set forth on Schedule 5.1(b) (the "Refinancing") and, (ii) Starcom has entered into that certain Limited Partnership Agreement of New Age, L.P., dated July 24, 1995 (the "Conversions Plus Agreement"), among Starcom, as general partner, and Conversions Plus, Inc., a California corporation ("Conversions Plus"), Jack and Vicki Michaelson, jointly, Charles Brickman, individually, and Glen Hartford, individually, as limited partners. IndeNet agrees that so long as the Refinancing is consummated upon terms no less favorable to Starcom than those set forth on Schedule 5.1(b), then Starcom shall have the right to consummate the Refinancing, whether or not such consummation occurs prior to or following the Closing, and that IndeNet shall not interfere in any manner with the consummation of the Refinancing unless IndeNet secures an alternate credit facility (an "Alternate Facility") for Starcom consisting of terms no less favorable to Starcom than those set forth on Schedule 5.1(b). The contribution of capital to New Age, L.P., and the commencement of such partnership's business are dependent upon the completion of the Refinancing. IndeNet hereby further agrees that following the Closing, it shall not interfere in any manner with the consummation by Starcom of the transactions contemplated by the Conversions Plus Agreement, so long as (x) the terms of the Conversions Plus Agreement are not modified in any material respect, (y) between the date when IndeNet completes its due diligence investigations of Conversions Plus and the closing of the transactions contemplated by the Conversions Plus Agreement, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations or prospects of Conversions Plus, or (z) the Refinancing is completed without IndeNet having to guaranty or financially support Starcom's obligations under the credit facility; provided, however, that the condition contained in this clause (z) shall not apply in the event that an Alternate Facility is obtained.

     5.2 Review of Starcom. IndeNet may, prior to the Closing Date, through its representatives, review the properties, books and records of Starcom and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by Starcom or the Stockholders hereunder. Starcom shall permit IndeNet and its representatives to have, after the date of execution hereof, full access to the Starcom offices and premises and to all the books and records of Starcom and the officers of Starcom shall furnish IndeNet with such financial and operating data and other information with respect to the business and properties of Starcom as IndeNet shall from time to time reasonably request. The Stockholders and Starcom shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as the other party may reasonably request for the purpose of carrying out this Agreement.

     5.3 Continued Effectiveness of Representations and Warranties of Starcom. From the date hereof through the Closing Date, Starcom shall use its best efforts to conduct its business in such a manner so that the representations and warranties contained in Article 2 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Starcom or the Stockholders shall give IndeNet notice of any of the following of which Starcom or the Stockholders have actual knowledge: (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach in any material respect of any representation, warranty or covenant of Starcom or the Stockholders contained in this Agreement, or (ii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any schedule or statement delivered hereunder, had such event, occurrence, transaction or other item existed on the date hereof.

     5.4 Further Assurances. Each such party shall use its, his or her best efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 6 and 7.

     5.5 Indemnification of Brokers. Laidlaw Equities, Inc. has been retained by the Stockholders in connection with the transactions contemplated hereby, and the Stockholders (not Starcom) shall be responsible for any fees and expenses that may be due to such Person. Starcom and the Stockholders represent and warrant to IndeNet that, other than Laidlaw Equities, Inc., no broker, finder, agent or similar intermediary has acted on behalf of Starcom or the Stockholders in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with any of them, or any action taken by any of them. The Stockholders agree to indemnify and save Starcom and IndeNet harmless from any claim or demand for commission or other compensation by Laidlaw Equities, Inc. or any other broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Starcom or any of the Stockholders, and to bear the cost of legal expenses incurred in defending against any such claim. IndeNet represents and warrants to Starcom and the Stockholders that no broker, finder, agent or similar intermediary has acted on behalf of IndeNet or its Affiliates in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with IndeNet or its Affiliates, or any action taken by IndeNet or its Affiliates. IndeNet agrees to indemnify and save Starcom and the Stockholders harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of IndeNet, and to bear the cost of legal expenses incurred in defending against any such claim.

     5.6 No Shop. Until the expiration or termination of this Agreement, Starcom and the Stockholders agree that they shall not
(i) encourage, solicit or initiate any Acquisition Proposal (as hereinafter defined) with, (ii) negotiate, discuss or otherwise communicate with or furnish or cause to be furnished any information to, or otherwise cooperate with, or (iii) enter into any contract or agreement with, any Person (other than IndeNet or its representatives) with respect to or for any Acquisition Proposal. In the event that any third party contacts Starcom or the Stockholders (or any of their advisors) with any Acquisition Proposal or expression of interest concerning such transaction, the Stockholders will promptly notify IndeNet of the identity of such third party and the nature and terms, if any, of such Acquisition Proposal or expression of interest. As used herein, "Acquisition Proposal" means the proposal for a merger, sale of stock, sale of assets not in the ordinary course of business or other business combination involving Starcom.

                                 ARTICLE 6
                    CONDITIONS TO INDENET'S OBLIGATIONS

     The exchange of the IndeNet Shares by IndeNet for the Starcom Shares, on the Closing Date, is conditioned upon the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by IndeNet.

     6.1 Good Standing and Tax Certificates. Starcom or the Stockholders shall have delivered to IndeNet: (a) a copy of Starcom's Certificate of Incorporation, including all amendments, certified by the Secretary of State of the State of Delaware; (b) a certificate from the Secretary of State of the State of Delaware and each state in which Starcom is qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in such state; and (c) a certificate as to the tax status of Starcom in the State of Delaware and each state in which it is qualified as a foreign corporation to do business.

     6.2 No Material Adverse Change. Between the date hereof and the Closing Date, there shall be no material adverse change in the assets or liabilities (except as provided for in this Agreement), the business or condition, financial or otherwise, the results of operations or prospects of Starcom, and Starcom shall have delivered to IndeNet a certificate, dated the Closing Date, to such effect.

     6.3 Truth of Representations and Warranties. The representations and warranties of Starcom and the Stockholders contained in this Agreement or in any schedule delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Starcom and the Stockholders shall have delivered to IndeNet a certificate, dated the Closing Date, to such effect.

     6.4 Performance of Agreements. Each and all of the agreements of Starcom and the Stockholders to be performed pursuant to the terms hereof on or before the Closing Date shall have been duly performed, and Starcom and the Stockholders shall have each delivered to IndeNet a certificate, dated the Closing Date, to such effect.

     6.5 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Starcom, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Starcom shall have delivered to a certificate, dated the Closing Date, to such effect.

     6.6 Required Approvals, Notices and Consents. The Stockholders and Starcom shall have obtained or given, as the case may be, at no expense to IndeNet or Starcom, and there shall not have been withdrawn or modified (i) any notices, consents, approvals or other actions listed on Schedule 2.25 hereof and
(ii) any consents, approvals and/or waivers required under the contracts listed on Schedule 2.9 in order to permit the consummation of the transactions contemplated by this Agreement without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of IndeNet or Starcom thereunder. Each such consent, approval and/or waiver shall be in form satisfactory to counsel for IndeNet.

     6.7 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     6.8 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto, shall be satisfactory in form and substance to IndeNet and its counsel, and IndeNet shall have received copies of all such documents and other evidences as IndeNet or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     6.9 Termination of Management Agreement. IndeNet and the parties to the Management Agreement, dated February 15, 1995, by and between Starcom and Starcom Management Services, Inc. and Starcom Television Services, Inc., a British Virgin Islands Company, shall have entered into a Termination Agreement, in the form attached hereto as Exhibit F.

     6.10 New Consulting Agreement. IndeNet shall have received a copy of the Consulting Agreement, in the form attached hereto as Exhibit A (the "Consulting Agreement"), duly executed by
Starcom Management Services, Inc.

     6.11 Covenant Not To Compete. IndeNet shall have received a copy of the Covenant Not To Compete, the form of which is attached hereto as Exhibit B, duly executed by Gary J. Worth.

     6.12  Completion of Spin-Off.  The Spin-Off (as defined in
Section 8.1, below) shall have been completed and IndeNet shall have received evidence of such completion satisfactory to IndeNet's counsel.

     6.13 Lock-Up Agreement. IndeNet shall have received a copy of the Registration Rights and Lock-Up Agreement, in the form attached hereto as Exhibit C, duly executed by each of the Stockholders.

     6.14 Repayment of Stockholder Indebtedness. Each holder of Stockholder Indebtedness shall have executed and delivered any and all documents and instruments reasonably requested by IndeNet to evidence the repayment of all Stockholder Indebtedness at the Closing by the issuance of the Repayment Shares.

     6.15  Exclusive Distribution Agreement.  Starcom
Entertainment, Inc. and Starcom shall have entered into an assignable, three-year Exclusive Distribution Agreement in the form attached hereto Exhibit E.

     6.16  Transponder Agreement.  Fifth Dimension Communications
Holdings, Inc. shall have duly executed and delivered that certain Starcom Transponder Agreement, the form of which is attached hereto as Exhibit G.

     6.17 Convertible Securities. No options, warrants or securities convertible into capital stock of Starcom (including the warrants listed on Schedule 2.3) shall be outstanding as of the Closing.

                                 ARTICLE 7
                CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

     The exchange of the Starcom Shares by the Stockholders for the IndeNet Shares, on the Closing Date, is conditioned upon the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by them.

     7.1 Truth of Representations and Warranties. The representations and warranties of IndeNet contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and a duly authorized officer of IndeNet shall have delivered to the Stockholders a certificate, dated the Closing Date, to such effect.

     7.2 Performance of Agreements. Each and all of the agreements of IndeNet to be performed on or before Closing Date pursuant to the terms hereof shall have been duly performed, and a duly authorized officer of IndeNet shall have delivered to the Stockholders a certificate, dated the Closing Date, to such effect.

     7.3 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of IndeNet shall have been threatened, before a court or other government body or by any public authority to restrain or prohibit IndeNet from consummating any of the transactions contemplated hereby, and a duly authorized officer of IndeNet shall have delivered to the Stockholders a certificate, dated the Closing Date, to such effect.

     7.4 Good Standing and Tax Certificates. IndeNet shall have delivered to the Stockholders: (a) a copy of IndeNet's Certificate of Incorporation, including all amendments, certified by the Secretary of State of the State of Delaware; (b) a certificate from the Secretary of State of the State of Delaware and each state in which IndeNet is qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in such state; and (c) a certificate as to the tax status of IndeNet in the State of Delaware and each state in which it is qualified as a foreign corporation to do business.

     7.5 No Material Adverse Change. Between the date hereof and the Closing Date, there shall be no material adverse change in the assets or liabilities (except as provided for in this Agreement), the business or condition, financial or otherwise, the results of operations or prospects of IndeNet, and a duly authorized officer of IndeNet shall have delivered to the Stockholders a certificate, dated the Closing Date, to such effect.

     7.6 Consulting Agreement. IndeNet shall have delivered to Starcom Management Services, Inc., as of the Closing Date, the
Consulting Agreement, duly executed by Starcom.

     7.7 Voting Agreement. The stockholders of IndeNet identified in the Voting Agreement, the form of which is attached hereto as Exhibit D, shall have executed and delivered to Mr.
Andre Blay the Voting Agreement.

     7.8 Registration Rights Agreement. IndeNet shall have executed and delivered the Registration Rights and Lock-Up
Agreement.

     7.9 Termination of Management Agreement. IndeNet and the parties to the Management Agreement, dated February 15, 1995, by and between Starcom and Starcom Management Services, Inc. and Starcom Television Services, Inc., a British Virgin Islands Company, shall have entered into a Termination Agreement, in the form attached hereto as Exhibit F.

     7.10 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     7.11 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Stockholders and their counsel.


                                 ARTICLE 8
                           COVENANTS OF INDENET

     8.1 Financial Statements. IndeNet shall prepare, or cause the officers of Starcom to prepare, the unaudited financial statements (i) as of the Closing Date and (ii) for the Adjustment Period required to be prepared pursuant to Section 1.2 of this Agreement, at such times, and in accordance with Section 1.2 hereof, and to distribute copies of such financial statements to each of the Stockholders in accordance with Section 1.2.4 hereof.

     8.2 Tax Returns. IndeNet agrees to report the Exchange in a manner consistent with a reorganization as described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, in all income tax returns and other filings which describe the Exchange. Notwithstanding the foregoing, IndeNet does not represent or warrant that the Exchange does or will qualify as a reorganization under Section 368(a)(1)(B), and IndeNet does not agree to take any action, other than as required by the first sentence of this Section 8.2, to ensure compliance with said section, or to refrain from taking any action that might prevent the applicability of said section to the Exchange.


                                 ARTICLE 9
                         COVENANT OF STOCKHOLDERS

     9.1 Spinoff of Starcom Entertainment, Inc. Prior to the Exchange contemplated by this Agreement, Starcom shall (i) cause Starcom Entertainment, Inc. to assign and transfer all satellite uplink assets to Starcom, and (ii) distribute to the Stockholders all of the capital stock of Starcom Entertainment, Inc. (collectively, the "Spinoff"). The parties hereto acknowledge that the Spinoff may constitute a taxable transaction to Starcom and/or the Stockholders.

     9.2 Tax Indemnity. The Stockholders, jointly and severally, hereby indemnify and agree to defend and hold harmless on an after tax basis Starcom and IndeNet from any liability for Taxes arising from the Spinoff.

     9.3 Tax Returns. Each Stockholder agrees to report the Exchange in a manner consistent with a reorganization as described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, in all income tax returns and other filings which describe the Exchange. Each Stockholder hereby acknowledges that the Exchange may not qualify as a reorganization under Section 368(a)(1)(B) and agrees that, subject to Section 8.2, IndeNet may take, or may refrain from taking, any future action without regard to the impact thereof on the status of the Exchange as a reorganization under Section 368(a)(1)(B).


                                ARTICLE 10
                  SURVIVAL OF REPRESENTATIONS; INDEMNITY

     10.1 Survival of Representations and Warranties of Starcom and the Stockholders.

                  (a)   Notwithstanding any right of IndeNet
fully to investigate the affairs of Starcom and notwithstanding any knowledge of facts determined or determinable by IndeNet pursuant to such investigation or right of investigation, IndeNet shall have the right to rely fully upon the representations, warranties, covenants and agreements of Starcom and the Stockholders contained in this Agreement and the schedules or in any document or other papers delivered in connection with this Agreement. Except as set forth in Section 10.1(b) below, all such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder, and the representations and warranties shall thereafter terminate and expire and any claim based thereon shall be brought two years from the Closing Date, except (i) as to matters as to which an Indemnitee has made a claim for indemnification or made a Claims Notice, pursuant to Section 10.5 hereafter, on or prior to such date, in which case the rights to indemnification shall survive until such claim is finally resolved and any obligations with respect thereto are fully satisfied, and (ii) with respect to any claim pertaining to a misrepresentation or a breach of warranty under this Agreement relating to federal, state and other taxes and related interest and penalties. The obligation to indemnify referred to in the preceding clause (ii) shall terminate upon the expiration of the relevant federal, state or other statute of limitations for all pertinent periods ending on or prior to the Closing Date, except as to matters as to which any Indemnitee has made a claim for indemnification or given a Claims Notice under Section 10.5 on or prior to such date, in which case the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

                  (b) The representations, warranties, covenants and agreements of Starcom contained in Section 2.5, 2.13, 2.19 and 2.27, and the representation with respect to Schedule 2.12 set forth in Section 2.12, shall terminate upon the Closing.

     10.2  Obligation of the Stockholders to Indemnify.

                  (a)  In addition to the indemnification provi-

sions contained in Section 9.2 of this Agreement, and subject to
Section 10.2(d), the Stockholders agree to indemnify, defend and hold harmless IndeNet, its respective officers, directors, employees and agents, and any of its successors and assigns from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys, fees and disbursements) ("Losses"), whether such Losses are incurred in disputes with the Stockholders or involving third-party claims against Starcom or IndeNet, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Starcom and/or the Stockholders contained in this Agreement or any schedule, or any document or other papers delivered by Starcom or the Stockholders to IndeNet in connection with this Agreement.

                  (b) Notwithstanding Section 10.2(a) above, the obligation of the Stockholders to indemnify IndeNet under Sections 9.2 and 10.2 shall apply (i) only if the cumulative aggregate amount of Losses thereunder exceeds $175,000 and (ii) only to the amounts in excess of such total. This Section 10.2(b) shall not, however, apply to IndeNet's rights under
Section 10.8 below.

                  (c)  Any amount that the Stockholders are
required to indemnify IndeNet under Sections 9.2 and 10.2 may, at the option of the Stockholders, be satisfied in cash and/or by the return to IndeNet of shares of IndeNet Shares. The amount of shares of IndeNet Shares to be returned shall be calculated by dividing the dollar amount of the Losses by $4.00. The aggregate maximum liability of each of the Stockholders under Sections 9.2 and 10.2 shall not exceed the dollar value of the sum of all of the IndeNet Shares (valued at $4.00 per share) issued to such Stockholder pursuant to this Agreement. IndeNet agrees that the sum set forth in the immediately preceding sentence shall be an absolute limitation upon the liability of the Stockholders to IndeNet for any Losses based upon, arising out of or otherwise in respect of any Taxes arising from the Spinoff or any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Starcom and/or the Stockholder contained in this Agreement or any schedule, or any document or other papers delivered by Starcom or the Stockholders to IndeNet in connection with this Agreement.

                  (d)  Any claim of indemnification made by
IndeNet pursuant to this Section 10.2 with respect to a breach by any Stockholder of such Stockholder's representations, warranties or agreements contained in Article 3 shall be made only against the breaching Stockholder, and IndeNet shall not be entitled to make a claim against or otherwise pursue any other Stockholder. Any claim made for indemnification under this Agreement other than with respect to a breach under Article 3 (a "Joint Claim") shall be made against only Andre A. Blay and the Andre A. Blay Trust (collectively, "Blay"), Fifth Dimension Communication Holdings, Inc. ("Fifth Dimension"), and Starcom Television Services, Inc., an International Business Company of the British Virgin Islands ("Starcom BVI"). Any Joint Claim shall initially demand indemnification by Blay, Fifth Dimension and Starcom BVI in accordance with Schedule 10.2(d) but may, at the discretion of said Stockholders, be satisfied by said Stockholders in any manner determined by said Stockholders. Blay, Fifth Dimension and Starcom BVI hereby acknowledge and agree that their obligation to indemnify IndeNet hereunder includes the obligation to indemnify due to Losses that may have been incurred as a result of a breach of a representation, warranty or covenant by Starcom even through such representation, warranty or covenant was not made by the Stockholders, or any of them.

                  (e)  Gary J. Worth hereby irrevocably,
unconditionally and absolutely guarantees and promises to pay to IndeNet any and all amounts owed by Starcom BVI to IndeNet under Sections 9.2 and 10.2 if, as and when the same shall become due and owing by Starcom BVI hereunder.

                  (f) Douglas Duncan and Stewart Duncan, jointly and severally, hereby irrevocably, unconditionally and absolutely guaranty and promise to pay to IndeNet any and all amounts owed by Fifth Dimension Communications Holdings, Inc., a Delaware corporation, to IndeNet as and when the same shall become due and owing by Fifth Dimension Communications Holdings, Inc. under Sections 9.2 and 10.2.

                  (g)  Andre A. Blay hereby irrevocably,
unconditionally and absolutely guarantees and promises to pay to IndeNet any and all amounts owed by the Andre A. Blay Trust to IndeNet under Sections 9.2 and 10.2 if, as and when the same shall become due and owing by the Andre A. Blay Trust hereunder.

     10.3 Survival of Representations and Warranties of IndeNet. Notwithstanding any knowledge of facts determined or determinable by the Stockholders pursuant to any investigation or right of investigation of the affairs of IndeNet, the Stockholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of IndeNet contained in this Agreement and the schedules or in any document or other papers delivered in connection with this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder, and the representations and warranties shall thereafter terminate and expire, and any claim based thereon shall be brought two (2) years from the Closing Date, except as to matters as to which an Indemnitee has made a claim for indemnification or given a Claims Notice under Section 10.5 hereafter on or prior to such date, in which case the rights to indemnification shall survive until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

     10.4 Obligation of IndeNet to Indemnify. IndeNet agrees to indemnify, defend and hold harmless the Stockholders and their successors and assigns from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of IndeNet contained in this Agreement or in any document or other papers delivered by IndeNet to the Stockholders in connection with this Agreement.

     10.5  Notice and Opportunity to Defend.

           10.5.1 Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any Losses, the Indemnitee shall promptly give notice thereof (the "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 10.2, 10.4 or 9.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Losses that have been or may be suffered by the Indemnitee.

           10.5.2 Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in Section 10.5.3 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to such Indemnitee to take charge of the defense of such action, or (c) such Indemnitee shall have reasonably concluded based on an opinion of counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     10.6 Settlement. Notwithstanding the provisions of Section 10.5.2, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitees continuing to pursue such matter.

     10.7  Disputes with Customers or Suppliers.  Anything in
Section 10.5.2 to the contrary notwithstanding, in the case of any Asserted Liability by any customer or supplier of Starcom with respect to the business conducted by Starcom prior to the Closing Date in connection with which IndeNet may make a claim against the Stockholders for indemnification pursuant to Section 10.1, IndeNet shall give a Claims Notice with respect thereto, but, unless IndeNet and the Indemnifying Party otherwise agree, IndeNet shall have the exclusive right at its option to defend, at its own expense, any such matter, subject to the duty of IndeNet to consult with the Indemnifying Party and its attorneys in connection with such defense or any settlement decision. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any compromise or settlement of such Asserted Liability, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Asserted Liability.

     10.8  Offset; Other Rights.

                  (a)  In the event of any Losses arising in
respect of any inaccuracy in or any breach by Starcom of a representation, warranty or covenant contained in this Agreement (other than the representations and warranties that terminated at the Closing pursuant to Section 10.1(b)) prior to the Second Closing Date, IndeNet may, in addition to any other remedy it may have under this Article 10, offset against the IndeNet Shares to be issued at the Second Closing an amount equal to any and all Losses sustained by IndeNet or Starcom by reason of such breach or inaccuracy. The amount of IndeNet Shares subject to offset will be equal to the dollar amount of the Losses sustained divided by $4.00 per share. In the event that a breach or inaccuracy has occurred and IndeNet proposes to avail itself of the offset provisions of this Section 10.8(a), IndeNet shall provide the Stockholders with written notice of the breach or inaccuracy, which notice shall also specify the amount of damages, losses and liabilities sustained as a result of such breach or inaccuracy. Unless the Stockholders notify IndeNet in writing of their objection to the proposed offset within 10 calendar days of their receipt of such written notice, the offset may be implemented in the manner specified in IndeNet's written notice. If the Stockholders notify IndeNet in a timely fashion of their objection to any proposed offset, IndeNet may withhold, from any share issuance to be made at the Second Closing, an amount of IndeNet Shares equal to the number of shares specified in IndeNet's notice until the disagreement regarding the breach or inaccuracy and the proposed offset is resolved between the Stockholders and IndeNet.

                  (b)  The $175,000 minimum Loss limit imposed by
Section 10.2(b) shall not apply to IndeNet's right to offset contained in this Section 10.8.

                  (c) Subject to the limitation on damages (in cash or by the return of IndeNet Shares) contained in Section 10.2(c), the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party hereto may have for breach of representation, warranty, covenant or agreement.


                                ARTICLE 11
                               MISCELLANEOUS

     11.1 Expenses. Except as otherwise provided herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     11.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California without reference to its conflict of laws provisions.

     11.3 "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     11.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California in Los Angeles County or in the United States District Court located in Los Angeles, California, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself or himself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its or his address as set forth in Section 11.8 hereafter, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

     11.5 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to knowledge, information or belief of Starcom, such representations and warranties shall be based on the actual knowledge of all executive officers and directors of Starcom after due and diligent inquiry as to the matters that are the subject of such representations and warranties as shall be reasonable under the circumstances.

     11.6 "Affiliate" Defined. As used in this Agreement, an "Affiliate" of any Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     11.7 Captions. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     11.8 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission, or (b) three days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or (c) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission, and in each case of mailing, postage prepaid, addressed to a party at its or his address set forth on the signature page hereof, or such other address as shall be furnished in writing by like notice by any such party. A copy of each notice sent to either Starcom or any Stockholder should also be sent to David L. Ficksman, Esq., Loeb and Loeb, 1000 Wilshire Blvd., Ste. 1800, Los Angeles, California 90017, and a copy of each notice sent to IndeNet should also be sent to Istvan Benko, Esq., Troy & Gould, 1801 Century Park East, 16th Floor, Los Angeles, CA 90067.

     11.9 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)  By mutual agreement of IndeNet and the
Stockholders holding a majority of the Starcom Shares;

                  (b)  By IndeNet on the one hand or the
Stockholders on the other if the Closing has not occurred on or before February 29, 1996 for any reason other than a breach by the terminating party;

                  (c) IndeNet if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by any Stockholder under this Agreement or (ii) any of the conditions precedent to the Closing set forth in Article 6 have not been met on the Closing Date, and, in each case, IndeNet is not then in default of its obligations hereunder; and

                  (d) By the Stockholders if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by IndeNet under this Agreement or (ii) any of the conditions precedent to the Closing set forth in Article 7 have not been met on the Closing Date, and, in each case, the Stockholders are not in default of their obligations hereunder.

     In the event of termination of this Agreement as provided in
Section 11.9(a) or 11.9(b), this Agreement shall become void and there shall be no liability hereunder on the part of any party hereto. In the event of termination of this Agreement as provided in Section 11.9(c), such termination shall be without prejudice to any of the rights that IndeNet may have against the Stockholders or any other person under the terms of this Agreement or otherwise. In the event of termination of this Agreement as provided in Section 11.9(d), such termination shall be without prejudice to any of the rights that the Stockholders may have against IndeNet or any other person under the terms of this Agreement or otherwise.

     11.10 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. No assignment or transfer shall be effective unless the assignee agrees in writing to assume such assignor's obligations under the Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     11.11 Press Releases and Announcements. No party to this Agreement shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior approval of the other parties to this Agreement; provided, however, that any party to this Agreement may make any public disclosure it believes in good faith is required by law or regulation, including any state or federal securities laws (in which case the disclosing party will advise the other parties prior to making the disclosure).

     11.12 Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfer, assignment and other documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

     11.13 Construction. The language used in this Agreement will be deemed to be the language chosen by all of the parties hereto to express their mutual intent, and no rule of construction shall be specified against any party.

     11.14 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction or arbitration panel, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect though the void or unenforceable part had been severed and deleted.

     11.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     11.16 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.17 Amendments. This Agreement may not be changed orally, but only by any agreement in writing signed by IndeNet and each Stockholder.

     11.18 Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns as permitted under Section 11.10.

     11.19 Confidentiality. Subject to any obligation to comply with any law, rule or regulation of any governmental authority or any subpoena or other legal process to make information available to the persons entitled thereto, IndeNet shall, and shall cause its Affiliates, attorneys, accountants and representatives to, keep confidential and IndeNet shall not use, or permit its Affiliates, attorneys, accountants and representatives to use, in any manner other than for the purpose of evaluating the transaction contemplated herein any information obtained from Starcom or any of the Stockholders or acquired by this Agreement, whether or not obtained or acquired pursuant to the terms of this Agreement, unless such information is readily ascertainable from public or published information, from trade sources, or is already known to IndeNet. If the transactions contemplated herein fail to close for any reason whatsoever, IndeNet shall immediately return or cause to be returned to Starcom or the Stockholders, as the case may be, all written data, software, encoded data information, files, records and copies of documents, worksheets and other materials obtained by IndeNet in connection with the transactions contemplated herein.

     IN WITNESS WHEREOF, IndeNet, Inc., Starcom and the
Stockholders have each executed this Agreement as of the date first written above.

"INDENET"                     INDENET, INC., a Delaware
                              corporation


                              By:_____________________________

                              Robert Lautz
                              IndeNet, Inc.
                              1640 North Gower St.
                              Los Angeles, CA  90028

"STARCOM"                     STARCOM TELEVISION SERVICES, INC.
                              a Delaware corporation


                              By:_____________________________

                                 10523 Burbank Blvd.,
                                 No. Hollywood, California 91603

"STOCKHOLDERS"                FIFTH DIMENSION COMMUNICATIONS
                              HOLDINGS, INC., a Delaware
                              corporation


                              By:_____________________________

                                 2500 Don Reid Drive
                                 Ottawa, Ontario, Canada K1H8P5

                              Copy to:

                              Jaime Wyllie, Esq.
                              Kelly, Howard, Santini
                              200 Elgin Street, #900
                              Ottawa, Ontario, Canada
                              K2P 1L5

                              STARCOM TELEVISION SERVICES, INC.,
                              an International Business Company
                              of the British Virgin Islands


                              By:_____________________________

                                 Abbott Building
                                 2nd Floor, P.O. Box 933,
                                 Road Town, Tortola,
                                 British Virgin Islands

                              Copy to:

                              Gary J. Worth
                              2301 Sunset Plaza Drive
                              Los Angeles, California  90069

                              ________________________________
                              Andre A. Blay, Trustee for the
                              Andre A. Blay Trust

                              40240 Fairway III Drive
                              Northville, MI 48157


                              ________________________________
                              Wayne Kennedy

                              371 Elm Street
                              San Carlos, CA  94070

                              ________________________________
                              Loreli Rockwell

                              371 Elm Street
                              San Carlos, CA  94070

                              ________________________________
                              Rabiner Partners

                              c/o Bartlett & Co.
                              36 East Fourth Street
                              Cincinnati, OH  45202


                              ________________________________
                              James Miller

                              c/o Bartlett & Co.
                              36 East Fourth Street
                              Cincinnati, OH  45202

                              ________________________________
                              Mary G. Miller

                              c/o Bartlett & Co.
                              36 East Fourth Street
                              Cincinnati, OH  45202






Agreement with respect to
Section 10.2(e) only:


_______________________________
Gary J. Worth


Agreement with respect to
Section 10.2(f) only:


______________________________
Douglas Duncan


______________________________
Stewart Duncan

Agreement with respect to
Section 10.2(g) only:


______________________________
Andre A. Blay



                                 INDEX TO
                          SCHEDULES AND EXHIBITS

 STARCOM
SCHEDULES

     1.2.1(a)  Sample Starcom General Ledger Trial Balance
     1.2.1(b)  Stockholder Indebtedness
     1.2.5     Percentage Distribution
     2.2       Jurisdiction
     2.3       Convertible Securities
     2.4       Subsidiaries, Affiliates and Investments
     2.5       Financial Statements
     2.6       Books and Records
     2.7       Properties and Encumbrances
     2.8       Leases
     2.9       Contracts
     2.10      Restrictive Documents
     2.11      Litigation
     2.12      Taxes Payable by Starcom
     2.13      Liabilities
     2.14      Insurance
     2.15      Intellectual Properties
     2.17      Licenses
     2.18      Suppliers and Customers
     2.19      Accounts Receivable
     2.21      ERISA Plans
     2.22      Interested Transactions
     2.23      Bank Accounts, Powers of Attorney and Compensation
     2.24      Recent Changes
     2.25      Required Approvals, Notices and Consents
     2.28      Environment
     2.29      Pacific Syndication Acquisition
     3.1       Ownership of Starcom Stock
     5.1(b)    Terms of Refinancing
    10.2(d)    Stockholder Indemnification

 INDENET
SCHEDULES

     4.5       Litigation
     4.6       Capitalization

EXHIBITS

     A.   Consulting Agreement
     B.   Covenant Not To Compete
     C.   Registration Rights and Lock-Up Agreement
     D.   Voting Agreement
     E.   Exclusive Distribution Agreement
     F.   Termination Agreement
     G.   Starcom Transponder Agreement